UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016 (December 27, 2016)

QUINTILES IMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd. Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2016, the Leadership Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Quintiles IMS Holdings, Inc. (the “Company”) approved the termination of the adoption of the Quintiles Transnational Corp. 401(k) Restoration Plan (the “Restoration Plan”), effective December 30, 2016 and approved adoption of the Quintiles IMS Savings Equalization Plan (the “Savings Equalization Plan”) effective December 31, 2016. The Board terminated the Restoration Plan and adopted the Savings Equalization Plan in order to provide similar benefits as the Restoration Plan, but with less related tax and administrative complexities.

The Company’s Savings Equalization Plan is an unfunded, non-qualified defined contribution plan that is offered to certain eligible U.S.-based employees, including the Company’s named executive officers who participate in the Quintiles Transnational Corp. 401(k) plan. The Savings Equalization Plan provides a benefit equal to the amount by which the Company’s contribution is limited under the tax-qualified 401(k) savings plan due to applicable Internal Revenue Code limits. Benefits under the Savings Equalization Plan are provided in the form of cash payment made within 75 days after the end of the calendar year to which it relates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2016
QUINTILES IMS HOLDINGS, INC.

	By:	/s/ James H. Erlinger III
		Name:	James H. Erlinger III
		Title:	Executive Vice President, General Counsel and Secretary